UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2010, A.C. Moore Arts & Crafts, Inc. (the “A.C. Moore”) entered into an employment letter (the “letter agreement”) with Rodney Schriver, Vice President, Chief Accounting Officer, Controller and Treasurer.
Pursuant to the letter agreement, Mr. Schriver receives a base salary of $205,500 per year and is eligible to participate in A.C. Moore’s annual and long-term incentive plans. On October 5, 2011, Mr. Schriver will be entitled to receive a special cash retention award equal to 45% of his base salary, or $92,497.50, less tax and withholdings. If A.C. Moore terminates his employment without cause (as defined in the letter agreement), Mr. Schriver is entitled to receive base salary through the sixth-month anniversary of the termination date. In the event Mr. Schriver remains unemployed after six months from his termination date, he will receive an additional month of base salary for each month he remains unemployed, up to a maximum of six additional months. Mr. Schriver is required to actively seek employment after the termination date in order to receive the additional monthly severance. If he is terminated without cause in the six-month period following a change of control (as defined in the letter agreement), Mr. Schriver will receive a cash lump sum payment equal to six months’ base salary at his then current rate. The letter agreement requires that Mr. Schriver enter into a release of all claims in order to receive any payments following termination of employment without cause.
Mr. Schriver’s letter agreement contains restrictive covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation. The non-competition and non-solicitation prohibition is for 12 months following the termination of his employment.
The foregoing summary of the agreement with Mr. Schriver is not intended to be complete, and is qualified in its entirety by reference to the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter agreement, dated December 6, 2010, between the Company and Rodney B. Schriver.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: December 6, 2010	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Senior Vice President and General Counsel

Exhibits

Exhibit No.	Description

10.1	Letter agreement, dated December 6, 2010, between the Company and Rodney B. Schriver.